Exhibit 32

CERTIFICATION OF CHIEF EXECUTIVE OFFICER AND CHIEF FINANCIAL OFFICER

The certification set forth below is being submitted in connection with the Quarterly Report of First Data Corporation on Form 10-Q for the period ended March 31, 2005 (the “Report”) for the purpose of complying with Rule 13a-14(b) or Rule 15d-14(b) of the Securities Exchange Act of 1934 (the “Exchange Act”) and Section 1350 of Chapter 63 of Title 18 of the United States Code.

Charles T. Fote, the Chief Executive Officer, and Kimberly S. Patmore, the Chief Financial Officer of First Data Corporation, each certifies that, to the best of their knowledge:

1.	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Exchange Act; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of First Data Corporation.

Date: May 5, 2005	/s/Charles T. Fote
Charles T. Fote
President and Chief Executive Officer

Date: May 5, 2005	/s/Kimberly S. Patmore
Kimberly S. Patmore
Executive Vice President and Chief Financial Officer